 Contact: Marissa Vidaurri
Vice President of Investor Relations
(512) 683-5215

NI Achieves Record Revenue for Q4 and Fiscal Year 2022
Company’s transformation continues to deliver improved operating performance

Q4 2022 Highlights
•	All-time record revenue of $448 million, up 7 percent year over year
•	Q4 GAAP operating margin of 13 percent; Q4 non-GAAP operating margin of 25 percent
•	Strong diluted GAAP EPS of $0.30; all-time record diluted non-GAAP EPS of $0.63
•	Cash and cash equivalents of $140 million as of December 31, 2022

AUSTIN, Texas - January 31, 2023 - National Instruments Corporation (Nasdaq: NATI) today announced Q4 2022 revenue of $448 million, up 7 percent year over year and an all-time quarterly record.

In Q4 2022, the value of the company’s total orders was down 3 percent year over year. Geographic order growth for Q4 2022 compared with Q4 2021 was down 7 percent in the Americas, down 9 percent in APAC and up 7 percent in EMEA.

In Q4, GAAP gross margin was 68 percent and non-GAAP gross margin was 70 percent. Total Q4 GAAP operating expenses were $244 million, down 1 percent year over year. Total Q4 non-GAAP operating expenses were $201 million, down 6 percent year over year. GAAP operating margin was 13 percent in Q4, with GAAP operating income of $60 million, up 21 percent year over year. Non-GAAP operating margin was 25 percent in Q4, with non-GAAP operating income of $112 million, up 16 percent year over year.

GAAP net income for Q4 was $40 million, with diluted earnings per share ("EPS") of $0.30, and non-GAAP net income was $83 million, with non-GAAP diluted EPS of $0.63.

“2022 was a strong year as we continued to make strides in transforming NI into a higher-growth, more profitable, and more resilient company. Despite ongoing global macroeconomic uncertainty, we delivered on the 2022 targets we shared at our September investor conference with record revenue of $1.7 billion, up 13 percent YOY, and non-GAAP operating margin of 20 percent, up 130 bps as compared to 2021," said Eric Starkloff, NI president and CEO. “As we head into 2023, even in a recessionary environment, we now expect to exceed our 300 bps non-GAAP margin expansion target.”

“In my first few weeks at NI, I've been impressed with the high level of talent in the organization, as well as the NI culture of engineering and commitment to its customers,” said Daniel Berenbaum, NI CFO. “My focus will be on accelerating operational improvements to achieve our margin targets, improving working capital management and cash flow generation, and building investor confidence in our ability to execute. We have already undertaken a number of initiatives which underpin our confidence in being able to generate significant operating margin improvement in 2023.”

NI’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange gain/loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings/assets and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Reconciliations of NI’s GAAP and non-GAAP results are included as part of this news release.
FY 2022 Highlights

•	All-time record revenue of $1.66 billion, up 13 percent year over year
•	GAAP operating margin of 12 percent; Non-GAAP operating margin of 20 percent
•	Strong diluted GAAP EPS of $1.05; record diluted non-GAAP EPS of $1.93
•	Returned $300 million to stockholders through dividends and stock repurchases

In 2022, GAAP operating expenses were $964 million, up 4 percent year over year, and non-GAAP operating expenses were $836 million, up 1 percent year over year. GAAP net income in 2022 was $140 million, up 56 percent year over year, and non-GAAP net income was $255 million, up 14 percent year over year.

As of December 31, 2022, NI had $140 million in cash with $43 million in cash generated from operations in 2022. During Q4, NI paid $37 million in dividends. For the year, we returned $300 million to our stockholders through dividends and stock repurchases, including the repurchase of 3.8 million shares at an average price of $40.04 per share. The NI Board of Directors approved a dividend of $0.28 per share payable on March 6, 2023, to stockholders of record at the close of business on February 13, 2023.
Q1 2023 Guidance
•	GAAP revenue to be in the range of $415 million to $445 million, up 12 percent year over year at the midpoint
•	GAAP diluted EPS to be in the range of $0.14 to $0.28, up 2 cents year over year at the midpoint
•	Non-GAAP diluted EPS expected to be in the range of $0.48 to $0.62, up 34 percent year over year at the midpoint

Conference Call Information
Today, NI management will host a call with the investment community to discuss the company's financial performance in the fourth quarter. Investors can listen to the Q4 2022 earnings conference call beginning at 4:00 p.m. CT today. This event will be webcast in listen-only mode. Listeners may log on to the call at www.ni.com/investor-relations under the “Events and Presentations” section and select “Q4 2022 NATI Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

Non-GAAP Presentation
To supplement NI’s financial statements presented on a GAAP basis, NI has provided non-GAAP financial information, including non-GAAP revenue or net sales, gross profit, gross margin, operating expenses, operating income, operating margin, provision for income taxes, net income, net margin and diluted EPS and non-GAAP guidance for diluted EPS. A reconciliation of the adjustments to GAAP results is included in the tables below. Additionally, certain non-GAAP financial measures presented on a forward-looking basis, such as non-GAAP operating margin, were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts due to the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by NI may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including without limitation those statements about our expectations of accelerating growth and progress to meet or exceed our financial targets and long-term financial model, our continued momentum across regions and business units, our opportunities to drive growth, profitability and efficiency in our business, confidence in our strategy and the strategic changes made to our business, our ability to successfully integrate acquisitions and execute our growth strategy, our ability to turn backlog to revenue, our ability to drive customer demand through focus on high growth opportunities, the impacts of war in Europe, supply chain constraints and software licensing model transition on our financial results, the outcome of the Company’s restructuring activities and strategic alternatives process and our guidance and expectations for our Q1 2023 revenue, diluted EPS and non-GAAP diluted EPS, and future operating expenses, backlog, lead times, gross margin, operating margin and tax rate. These statements are subject to a number of risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the global shortage of key components; effect of the global economic and geopolitical conditions; our international operations and foreign economies; adverse public health matters, including epidemics and pandemics such as the COVID-19 pandemic; our ability to effectively manage our partners and distribution channels; interruptions in our technology systems or cyber-attacks on our systems; the dependency of our product revenue on certain industries and the risk of contractions in such industries; concentration of credit risk and uncertain conditions in the global financial markets; our ability to compete in markets that are highly competitive; our ability to release successful new products or achieve expected returns; the risk that our manufacturing capacity and a substantial majority of our warehousing and distribution capacity are located outside of the U.S.; our dependence on key suppliers and distributors; longer delivery lead times from our suppliers; risk of product liability claims; dependence on our proprietary rights and risks of intellectual property litigation; the continued service of key management, technical personnel and operational employees; our ability to comply with environmental laws and associated costs; our ability to maintain our website; the risks of bugs, vulnerabilities, errors or design flaws in our products; our restructuring activities; our exposure to large orders; our shift to more system orders; our ability to effectively manage our operating expenses and meet budget; fluctuations in our quarterly results due to factors outside of our control; our outstanding debt; the interest rate risk associated with our variable rate indebtedness; seasonal variation in our revenues; our ability to comply with laws and regulations; changes in tax rates and exposure to additional tax liabilities; our ability to make certain acquisitions or dispositions, integrate the companies we acquire or separate the companies we sold and/or enter into strategic relationships; risks related to currency fluctuations; provisions in charter documents and Delaware law that delay or prevent our acquisition; and risks related to our strategic review process. In addition, our ability to declare and/or pay declared dividends is subject to compliance with the terms of our existing credit agreement. The company directs readers to its Form 10-K for the year ended December 31, 2021, its subsequent Form 10-Qs, and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements. All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

About NI
At NI, we bring together people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day.

National Instruments, NI, ni.com and Engineer Ambitiously are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies. (NATI-F)

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2022	2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139,799	$211,106
Accounts receivable, net	445,279	341,275
Inventories, net	388,164	289,243
Prepaid expenses and other current assets	115,677	89,925
Total current assets	1,088,919	931,549
Property and equipment, net	265,380	253,668
Goodwill	615,734	575,992
Intangible assets, net	200,850	220,418
Operating lease right-of-use assets	59,176	58,641
Other long-term assets	128,479	74,717
Total assets	2,358,538	2,114,985

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable (1)	54,639	59,063
Accrued compensation	71,422	111,261
Deferred revenue	137,208	137,818
Operating lease liabilities	13,834	13,137
Other taxes payable	67,615	59,109
Debt - current	25,000	—
Accrued expenses and other current liabilities (1)	153,157	64,826
Total current liabilities	522,875	445,214
Debt - non-current	516,637	300,000
Deferred income taxes	1,676	14,249
Income tax payable - non-current	40,646	54,195
Deferred revenue - non-current	63,066	32,822
Operating lease liabilities - non-current	30,588	30,468
Other long-term liabilities	26,926	14,340
Total liabilities	1,202,414	891,288

Stockholders' equity:
Preferred stock	—	—
Common stock	1,310	1,323
Additional paid-in capital	1,207,420	1,129,647
Retained (deficit) earnings	(14,741)	112,858
Accumulated other comprehensive loss	(37,865)	(20,131)
Total stockholders' equity	1,156,124	1,223,697
Total liabilities and stockholders' equity	$2,358,538	$2,114,985

(1): In the fourth quarter 2022, we reclassified $26.9 million of accrued liability balances from “Accounts payable” to “Accrued expenses and other current liabilities.”  To conform with the current period presentation, the following amounts reported in previous periods have also been reclassified: $25.6 million at September 30, 2022, $29.8 million at June 30, 2022, $23.2 million at March 31, 2022, and $24.2 million at December 31, 2021.

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales:
Product	$412,607	$377,303	$1,500,716	$1,304,609
Software maintenance	35,669	43,338	156,259	165,072
Total net sales	448,276	420,641	1,656,975	1,469,681

Cost of sales:
Product	139,700	119,857	517,854	406,342
Software maintenance	4,621	3,739	16,870	14,621
Total cost of sales	144,321	123,596	534,724	420,963

Gross profit	303,955	297,045	1,122,251	1,048,718
	68%	71%	68%	71%
Operating expenses:
Sales and marketing	118,252	122,304	483,267	467,352
Research and development	81,100	92,301	331,710	335,986
General and administrative	44,272	32,543	148,841	127,215
Total operating expenses	243,624	247,148	963,818	930,553
Gain on sale of assets	—	—	33,636	—
Operating income	60,331	49,897	192,069	118,165
Other income (expense)	(11,571)	(4,739)	(20,193)	(14,590)
Income before income taxes	48,760	45,158	171,876	103,575
Provision for income taxes	8,694	4,822	32,232	14,260
Net income	$40,066	$40,336	$139,644	$89,315

Basic earnings per share	$0.31	$0.31	$1.06	$0.68
Diluted earnings per share	$0.30	$0.30	$1.05	$0.67

Weighted average shares outstanding -
Basic	130,842	132,215	131,738	132,311
Diluted	131,746	133,225	132,533	133,562

Dividends declared per share	$0.28	$0.27	$1.12	$1.08

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Years Ended December 31,
	2022	2021
	(unaudited)
Cash flow from operating activities:
Net income	$139,644	$89,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,707	99,402
Stock-based compensation	78,615	74,583
Disposal gain on sale of business/asset	(33,636)	—
Loss from equity-method investees	163	5,719
Deferred income taxes	(71,590)	(15,796)
Net change in operating assets and liabilities	(160,939)	(109,724)
Net cash provided by operating activities	42,964	143,499

Cash flow from investing activities:
Acquisitions, net of cash received	(72,319)	(223,080)
Proceeds from sale of assets/business, net of cash divested	40,987	—
Capital expenditures	(48,193)	(40,975)
Capitalization of internally developed software	(388)	(1,463)
Additions to other intangibles	(3,558)	(2,751)
Acquisitions of equity-method and other investments	—	(15,753)
Sales and maturities of short-term investments	—	60,297
Net cash used by investing activities	(83,471)	(223,725)

Cash flow from financing activities:
Proceeds from term loan	500,000	—
Payments of term loan	(6,250)	(98,750)
Proceeds from revolving line of credit	268,000	300,000
Payments of revolving line of credit	(518,000)	—
Debt issuance costs	(2,348)	(1,993)
Proceeds from issuance of common stock	31,815	32,518
Repurchase of common stock	(151,830)	(55,000)
Dividends paid	(147,835)	(143,113)
Net cash provided by (used by) financing activities	(26,448)	33,662

Impact of changes in exchange rates on cash	(4,352)	(2,562)

Net change in cash and cash equivalents	(71,307)	(49,126)
Cash and cash equivalents at beginning of period	211,106	260,232
Cash and cash equivalents at end of period	$139,799	$211,106

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles and fair value adjustments, acquisition-related transaction costs, disposal gains on sale of business/assets and related charitable contributions, tax effects related to businesses held-for-sale, capitalization and amortization of internally developed software costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Stock-based compensation
Cost of sales	$884	$1,092	$4,658	$4,580
Sales and marketing	4,991	6,284	26,430	25,233
Research and development	6,034	5,811	24,556	23,515
General and administrative	5,862	5,335	22,970	21,384
Provision for income taxes	(2,418)	(2,010)	(10,105)	(12,047)
Total	$15,353	$16,512	$68,509	$62,665

Amortization of acquisition-related intangibles and fair value adjustments
Net sales	$254	$352	$1,367	$2,324
Cost of sales	5,878	6,700	22,903	19,391
Sales and marketing	4,955	3,334	22,379	10,192
Research and development	—	320	(320)	320
Other expense (income)	467	531	1,968	2,007
Provision for income taxes	(1,705)	(1,626)	(7,507)	(4,071)
Total	$9,849	$9,611	$40,790	$30,163

Acquisition-related transaction and integration costs, restructuring charges, and other(1)(2)
Net sales	$—	$—	$(411)	$—
Cost of sales	1,270	25	9,819	(25)
Sales and marketing	7,014	1,687	12,478	7,759
Research and development	2,422	9,682	3,977	11,104
General and administrative (2)	11,068	865	15,547	8,254
Gain on sale of asset (2)	—	—	(33,636)	—
Other expense (income) (1)	(400)	—	(5,685)	4,322
Provision for income taxes	(4,433)	(2,708)	60	(6,837)
Total	$16,941	$9,551	$2,149	$24,577
(1): During the first quarter of 2021, we recognized a $3.5 million impairment loss related to one of our equity-method investments.
(2): During the third quarter of 2022, the company recognized a gain of $34 million related to the sale of land and office buildings, presented within "Gain on sale of assets". The company also recognized a charitable contribution expense of $10 million related to an infrequent donation using a portion of the proceeds from the sale of the building, presented within "General and administrative".

(Capitalization) and amortization of internally developed software costs
Cost of sales	$773	$5,041	$5,863	$23,674
Research and development	—	(188)	(388)	(1,433)
Provision for income taxes	(179)	(1,085)	(1,238)	(4,877)
Total	$594	$3,768	$4,237	$17,364

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$303,955	$297,045	$1,122,251	$1,048,718
Stock-based compensation	884	1,092	4,658	4,580
Amortization of acquisition-related intangibles and fair value adjustments	6,132	7,052	24,270	21,715
Acquisition transaction and integration costs, restructuring charges and other	1,270	25	9,408	$(25)
Amortization of internally developed software costs	773	5,041	5,863	23,674
Non-GAAP gross profit	$313,014	$310,255	$1,166,450	$1,098,662
Non-GAAP gross margin	70%	74%	70%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$243,624	$247,148	$963,818	$930,553
Stock-based compensation	(16,887)	(17,430)	(73,956)	(70,132)
Amortization of acquisition-related intangibles and fair value adjustments	(4,955)	(3,654)	(22,059)	(10,512)
Acquisition transaction and integration costs, restructuring charges and other	(20,504)	(12,234)	(32,002)	(27,117)
Capitalization of internally developed software costs	—	188	388	1,433
Non-GAAP operating expenses	$201,278	$214,018	$836,189	$824,225

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$60,331	$49,897	$192,069	$118,165
Stock-based compensation	17,771	18,522	78,614	74,712
Amortization of acquisition-related intangibles and fair value adjustments	11,087	10,706	46,329	32,227
Acquisition transaction and integration costs, restructuring charges and other	21,774	12,259	41,410	27,092
Net amortization of internally developed software costs	773	4,853	5,475	22,241
Gain on sale of business/assets	—	—	(33,636)	—
Non-GAAP operating income	$111,736	$96,237	$330,261	$274,437
Non-GAAP operating margin	25%	23%	20%	19%

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported(1)	$8,694	$4,822	$32,232	$14,260
Stock-based compensation	2,418	2,010	10,105	12,047
Amortization of acquisition-related intangibles and fair value adjustments	1,705	1,626	7,507	4,071
Acquisition transaction and integration costs, restructuring charges and other	4,433	2,708	6,378	6,837
Net amortization of internally developed software costs	179	1,085	1,238	4,877
Gain on sale of business/assets	—	—	(6,438)	—
Non-GAAP provision for income taxes(1)	$17,429	$12,251	$51,022	$42,092
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Reconciliation of GAAP Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net income, as reported	$40,066	$40,336	$139,644	$89,315
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation	17,771	18,522	78,614	74,712
Amortization of acquisition-related intangibles and fair value adjustments	11,554	11,237	48,297	34,234
Acquisition transaction and integration costs, restructuring charges and other	21,374	12,259	35,725	31,414
Net amortization of internally developed software costs	773	4,853	5,475	22,241
Gain on sale of business/asset	—	—	(33,636)	—
Income tax effects and adjustments(1)	(8,735)	(7,429)	(18,790)	(27,832)
Non-GAAP net income	$82,803	$79,778	$255,329	$224,084
Non-GAAP net margin	18.5%	18.9%	15.4%	15.2%

Diluted EPS, as reported	$0.30	$0.30	$1.05	$0.67
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Stock-based compensation	0.14	0.14	0.59	0.56
Amortization of acquisition-related intangibles and fair value adjustments	0.09	0.09	0.37	0.26
Acquisition transaction and integration costs, restructuring charges and other	0.16	0.09	0.27	0.23
Net amortization of internally developed software costs	0.01	0.04	0.04	0.17
Gain on sale of business/asset	—	—	(0.25)	—
Income tax effects and adjustments(1)	(0.07)	(0.06)	(0.14)	(0.21)
Non-GAAP diluted EPS	$0.63	$0.60	$1.93	$1.68
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.

Weighted average shares outstanding
Basic	130,842	132,215	131,738	132,311
Diluted	131,746	133,225	132,533	133,562

Reconciliation of GAAP Diluted EPS Guidance to Non-GAAP Diluted EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2023

	Low	High
GAAP Diluted EPS, guidance	$0.14	$0.28
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:
Stock-based compensation	0.14	0.14
Amortization of acquisition-related intangibles and fair value adjustments	0.08	0.08
Acquisition transaction and integration costs, restructuring charges and other	0.19	0.19
Net amortization of internally developed software costs	—	—
Income tax effects and adjustments(1)	(0.07)	(0.07)
Non-GAAP Diluted EPS, guidance	$0.48	$0.62
(1): The income tax effect related to each non-GAAP item is calculated based on the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment, and considers the current and deferred tax impact of those adjustments.